Exhibit 10.2

STOCK ESCROW AGREEMENT

This STOCK ESCROW AGREEMENT is made as of                  , 2006 (the “Agreement”), by and among Union Street Acquisition Corp., a Delaware corporation (the “Company”), Union Street Capital Management, LLC, a Delaware limited liability company, (“USCM”), John T. Schwieters, Eran Broshy and David B. Kay (Messrs. Schwieters, Broshy and Kay collectively the “Directors,” and together with USCM, the “Existing Holders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated             , 2006 (the “Underwriting Agreement”), with Banc of America Securities LLC and Morgan Joseph & Co., Inc., as representatives of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 14,375,000 units (the “Units”) of the Company. Each Unit consists of one share of the Company’s Common Stock, par value $0.0001 per share (collectively, the “Shares”), and one warrant (the “Warrants”) to purchase one share of the Company’s Common Stock, all as more fully described in the Company’s final prospectus, dated                      2006 (the “Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-136530) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), declared effective on                      2006 (the “Effective Date”).

WHEREAS, USCM has purchased 3,125,000 Shares from the Company and subsequently sold 31,250 Shares to each of the Directors;

WHEREAS, USCM has purchased 2,475,000 Warrants from the Company in a private placement transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof;

WHEREAS, the Existing Holders have agreed as a condition of the purchase of Shares or Warrants, as applicable, to deposit the Shares and Warrants as set forth opposite their respective names in Exhibit A attached hereto (collectively, “Escrow Securities”), in escrow as hereinafter provided.

WHEREAS, the Company and the Existing Holders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Existing Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities. On or before the Effective Date, each of the Existing Holders shall deliver to the Escrow Agent certificates representing such Existing Holder’s Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Existing Holder acknowledges that the certificate representing his Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement.

3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Shares and the Warrants until the termination of their respective Escrow Period (as defined below). In the case of the Shares, the “Escrow Period” shall be the period beginning on the date the certificates representing the Shares are deposited with the Escrow Agent and ending on the date that is twelve (12) months following the consummation of the initial business combination (as such term is defined in the Prospectus). In the case of the Warrants, the “Escrow Period” shall be the period beginning on the date the certificates representing the Warrants are deposited with the Escrow Agent and ending on the date of the consummation of the initial business combination. On the termination date of the Escrow Period, the Escrow Agent shall, upon written instructions from each Existing Holder, disburse such Existing Holder’s Escrow Securities to such Existing Holder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof, that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities and; provided further, that if, after the Company consummates an initial business combination (as such term is defined in the Prospectus), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, in a form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Securities to the Existing Holders upon consummation of the transaction so that they can similarly participate; provided further, that in the event that the Existing Holders receive securities in exchange for their shares of Common Stock, the Escrow Agent shall (a) reaccept such securities into escrow until the termination of the Escrow Period, or (b) upon receipt of written instructions from any Existing Holder in a form reasonably acceptable to the Escrow Agent, exchange the Escrow Securities for the new securities on behalf of such Existing Holder and hold such securities in escrow until the termination of the Escrow Period. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4. Rights of Existing Holders in Escrow Securities.

4.1 Voting Rights as a Stockholder. The Existing Holders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Existing Holders, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) by gift to a member of an Existing Holder’s immediate family or to a trust, the beneficiary of which is an Existing Holder or a member of such Existing Holder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of an Existing Holder, (iii) pursuant to a qualified domestic relations order, (iv) by transfer, with or without consideration, to its members or former members, in the case of USCM, or (v) to the Company’s executive officers and directors and certain other persons or entities associated with the Company’s executive officers and directors; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.

4.4 Insider Letters. Each of the Existing Holders has executed a letter agreement with the Underwriters and the Company, dated as indicated on Exhibit B hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Existing Stockholder in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable out-of-pocket counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to receive reasonable compensation for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Existing Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.

6.2 Third Party Beneficiaries. Each of the Existing Holders hereby acknowledge that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Banc of America Securities LLC on behalf of the Underwriters.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Union Street Acquisition Corp.

102 South Union Street

Alexandria, VA 22314

Attn: A. Clayton Perfall

Facsimile: (703) 682-0735

If to an Existing Holder, to the address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Chairman

Facsimile: (212) 616-7620

A copy of any notice sent hereunder shall be sent to:

Arnold & Porter LLP

1600 Tysons Boulevard

Suite 900

McLean, VA 22102

Attn: Kevin J. Lavin, Esq.

Facsimile: (703) 720-7399

and

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Attn: [                    ]

Facsimile: (212)

and

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attn: Jack I. Kantrowitz

Facsimile: (212) 839-5599

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a business combination within the time period(s) specified in the Registration Statement.

6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

6.9 Waiver of Claims against Trust Account. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind in or to any distribution of any property held in trust for the Company in the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date of this Agreement, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursements, payment or satisfaction for any claim of any kind against the Trust Account for any reasons whatsoever.

6.10 Registration Statement Consent. The Escrow Agent hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

WITNESS the execution of this Stock Escrow Agreement as of the date first above written.

UNION STREET ACQUISITION CORP.

By:
Name:
Title:
EXISTING STOCKHOLDERS:
UNION STREET CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

WITNESS the execution of this Stock Escrow Agreement as of the date first above written.

EXISTING STOCKHOLDERS:

JOHN T. SCHWIETERS

ERAN BROSHY

DAVID B. KAY

EXHIBIT A

Name and Address of Existing Stockholder	Number of Common Stock	Stock Certificate Number	Number of Warrants
Union Street Capital Management, LLC	3,031,250	1	2,475,000
John T. Schwieters	31,250	2	0
David B. Kay	31,250	3	0
Eran Broshy	31,250	4	0

Reference is made to the Private Placement Purchase Agreement, dated as of                     , 2006 by and among the Company and the persons and entities set forth on the signature pages thereto, the purchase agreement, dated as of [            ], 2006 by and between the Company and John T. Schwieters, the purchase agreement, dated as of August 7, 2006 by and between the Company and David B. Kay, the purchase agreement, dated as of [                    ], 2006 by and between the Company and Eran Broshy and the subscription agreement, dated as of [            ], 2006 by and between the Company and [            ].

A-1

EXHIBIT B

INSIDER LETTER